                                                                    EXHIBIT 28.1


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FREMONT SMALL BUSINESS LOAN MASTER TRUST

FREMONT FINANCIAL CORPORATION - AS SERVICER
PAYMENT DATE STATEMENT

SERIES B AND C CERTIFICATES AND VARIABLE FUNDING CERTIFICATE/SUBORDINATED SERIES 1995-1
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
SETTLEMENT PERIOD:                      MARCH 1997                       PAYMENT DATE:        4/15/97

AS OF THE RECORD DATE:
Series B Invested Amount                                                  $100,000,000
                                                                       ---------------
Series B Pool Factor                                                     1.00000000000
                                                                       ---------------
Series C Invested Amount                                                  $135,000,000
                                                                       ---------------
Series C Pool Factor                                                     1.00000000000
                                                                       ---------------
Subordinated Series 1995-1 Invested Amount                                 $30,000,000
                                                                       ---------------
Subordinated Series 1995-1 Pool Factor                                   1.00000000000
                                                                       ---------------
Variable Funding Certificate (VFC) Invested Amount                         $44,000,000
                                                                       ---------------
FOR THE SETTLEMENT PERIOD:                                                                 Per $1,000
                                                                       ---------------     ----------
Gross Collections for the Settlement Period                               $234,339,887        $758.38
                                                                       ---------------     ----------
Defaulted Amount for the Settlement Period                                     500,000           1.62
                                                                       ---------------     ----------
Recoveries for the Settlement Period                                                 0           0.00
                                                                       ---------------     ----------
CERTIFICATE/FEE DISTRIBUTIONS ON:         4/15/97
  Interest on the Series B Certificates                                    $478,298.61          $1.55
  Interest on the Series C Certificates                                     628,303.13           2.03
  Interest on the Subordinated Series 1995-1 Certificates                   154,364.58           0.50
  Principal of the Series B Certificates                                100,000,000.00         323.62
  Principal of the Series C Certificates                                          0.00           0.00
  Principal on the Subordinated Series 1995-1 Certificates                        0.00           0.00
  Servicing Fee                                                             585,440.58           1.89
                                                                       ---------------     ----------
        Total of distributions                                         $101,846,406.90        $329.59
                                                                       ===============     ==========
VFC ACTIVITY FOR THE MARCH 1997 SETTLEMENT PERIOD:
  Beginning principal of the Variable Funding Certificate               $40,000,000.00
  Principal from the Variable Funding Certificateholder                   9,000,000.00
  Principal to the Variable Funding Certificateholder                    (5,000,000.00)
                                                                       ---------------
  Ending principal of the Variable Funding Certificate                  $44,000,000.00
                                                                       ===============

  Interest for the Settlement Period for the VFC                           $169,283.32          $0.55
  Liquidity Fees for the Settlement Period for the VFC                       18,111.17           0.06
                                                                       ---------------     ----------
Total VFC Interest and Liquidity Fees for the Settlement Period            $187,394.49          $0.61
                                                                       ===============     ==========
AS OF THE END OF THE MARCH 1997 SETTLEMENT PERIOD:
Subordinated Amounts:
  Series B Certificates                                                    $23,456,790
                                                                       ---------------
  Series C Certificates                                                    $31,666,667
                                                                       ---------------
  Variable Funding Certificate (VFC)                                       $10,320,988
                                                                       ---------------
Aggregate Subordinated Transferor Amount                                   $40,152,542
                                                                       ---------------

Cash Collateral Account balance                                                     $0
                                                                       ---------------
Collection Account balance                                                  $1,853,000
                                                                       ---------------
Excess Fund Account balance                                                 $9,500,000
                                                                       ---------------

- Amounts per $1,000 are in relation to the aggregate Invested Amount (Series B and C, the VFC and Subordinated Series 1995-1) as of the Record Date.

-  Interest is for the Interest Accrual Period ending April 14th.

-  The Series B Certificate Rate was 5.9375% for this Interest Accrual Period.

-  The Series C Certificate Rate was 5.7775% for this Interest Accrual Period.

- The Subordinated Series 1995-1 Certificate Rate was 6.3875% for this Interest Accrual Period.